UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019 (June 19, 2019)

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B, Northborough, MA		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.07 Submission of Matters to a Vote of Stockholders

(a) On June 19, 2019, Aspen Aerogels, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). Of the 24,246,807 shares of common stock issued and outstanding and eligible to vote as of the record date of April 22, 2019, a quorum of 20,513,734 shares, or 84.60% of the eligible shares, was present in person or represented by proxy.

(b) The following actions were taken at the Annual Meeting:

1. The following nominees were reelected to serve on the Company’s Board of Directors as Class II Directors until the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified, based on the following votes:

Nominee	Voted For	Votes Withheld	Broker Non-Votes

Mark L. Noetzel	14,092,252	2,615,819	3,805,663

William P. Noglows	14,688,852	2,019,219	3,805,663

After the Annual Meeting, Steven R. Mitchell, Richard F. Reilly and Donald R. Young continued to serve as Class III Directors for terms that expire at the 2020 annual meeting and Rebecca B. Blalock and Robert M. Gervis continued to serve as Class I Directors for terms that expire at the 2021 annual meeting.

2. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified, based on the following votes:

For	Against	Abstain	Broker Non-Votes

20,444,602	63,319	5,813	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Aerogels, Inc.

Date: June 20, 2019	By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Vice President, Chief Financial Officer and Treasurer